
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the Bankers
Trust Corporation and Subsidiaries consolidated statement of condition at September 30, 1998 and the consolidated statement of income for the nine months ended September 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                            2405
<INT-BEARING-DEPOSITS>                            2208
<FED-FUNDS-SOLD>                                  4662
<TRADING-ASSETS>                                 58382<F1>
<INVESTMENTS-HELD-FOR-SALE>                      11421
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                          22390
<ALLOWANCE>                                        667
<TOTAL-ASSETS>                                  156267
<DEPOSITS>                                       41291
<SHORT-TERM>                                     43237<F2>
<LIABILITIES-OTHER>                              11300<F3>
<LONG-TERM>                                      20271
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        394
<COMMON>                                           105
<OTHER-SE>                                        4211
<TOTAL-LIABILITIES-AND-EQUITY>                  156267
<INTEREST-LOAN>                                   1275
<INTEREST-INVEST>                                  516
<INTEREST-OTHER>                                  2824<F4>
<INTEREST-TOTAL>                                  6575
<INTEREST-DEPOSIT>                                1743
<INTEREST-EXPENSE>                                5471
<INTEREST-INCOME-NET>                             1104
<LOAN-LOSSES>                                      230<F5>
<SECURITIES-GAINS>                                (81)
<EXPENSE-OTHER>                                   3823
<INCOME-PRETAX>                                  (171)
<INCOME-PRE-EXTRAORDINARY>                       (171)
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     (102)
<EPS-PRIMARY>                                   (1.28)
<EPS-DILUTED>                                   (1.28)
<YIELD-ACTUAL>                                    1.20
<LOANS-NON>                                        257
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                    26
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   997
<CHARGE-OFFS>                                      267
<RECOVERIES>                                        15
<ALLOWANCE-CLOSE>                                  975<F6>
<ALLOWANCE-DOMESTIC>                               160<F7>
<ALLOWANCE-FOREIGN>                                419<F7>
<ALLOWANCE-UNALLOCATED>                             88<F7>

<F1>Trading assets are net of allowance of 295.
<F2>Short-term borrowings include the following:
Securities loaned and securities sold under
  repurchase agreements                          22973
Other short-term borrowings                      20264
    Total                                        43237
<F3>Other liablities include the following:
Accounts payable and accrued expenses             5289
Other liabilities                                 5619
Acceptances outstanding                            392
    Total                                        11300
<F4>Other interest income includes the following:
Interest-bearing deposits with banks               253
Federal funds sold                                 167
Securities purchased under resale agreements      1283
Securities borrowed                               1014
Customer receivables                               107
    Total                                         2824
<F5>Amount represents credit loss provision-trading
of 210 and credit loss provision-loans of 20.
<F6>The Corporation has allocated its total allowance for credit losses as follows: 667 as a reduction of loans, 295 as a reduction of trading assets, and 13 as other liabilities related to all other credit related items.
<F7>Amounts pertain to the allowance allocated to loans.

